BYLAWS

                            OF

                      7-ELEVEN, INC.
               (Restated as amended through
                     March 1, 2001)





























                              Tab 1

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                                      TABLE OF CONTENTS


SECTION                                                                             PAGE
                                         ARTICLE I

                                         OFFICES
1    Registered Office                                                                1
2    Other Offices                                                                    1


                                        ARTICLE II

                                  MEETINGS OF SHAREHOLDERS

1    Annual Meetings                                                                  1
2    Special Meetings                                                                 1
3    Notice of Meetings                                                               1
4    Waiver of Notice                                                                 2
5    Adjournments                                                                     2
6    Quorum                                                                           2
7    Voting                                                                           2
8    Voting in Person or by Proxy                                                     3
9    Fixing Date for Determination of Shareholders of Record for
       Matters Other Than Consents to Action                                          3
10   Fixing Date for Determination of Shareholders of Record for
       Consents to Action                                                             4
11   Voting List                                                                      4
12   Action by Means of Telephone or Similar Communications Equipment                 4


                                        ARTICLE III

                                    BOARD OF DIRECTORS

1    General                                                                          5
2    Number and Term of Office                                                        5
3    Officers of the Board                                                            5
4    Chairman of the Board                                                            5
5    Vice Chairman of the Board                                                       5
6    Resignation                                                                      5
7    Removal                                                                          6
8    Vacancies                                                                        6
9    Meetings                                                                         6
10   Committees of the Board                                                          7
11   Directors' Consent in Lieu of Meeting                                            8
12   Action by Means of Telephone or Similar Communications Equipment                 8
13   Compensation                                                                     8






                                        ii

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                                           ARTICLE IV

                                  OFFICERS OF THE CORPORATION
                          ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS

1    Officers of the Corporation                                                      9
2    Authority and Duties; Compensation                                               9
3    Term of Office; Resignation and Removal; Change in Responsibilities              9
4    Vacancies                                                                        9
5    The Chief Executive Officer                                                     10
6    The President                                                                   10
7    Board-Appointed Vice Presidents                                                 10
8    The Secretary                                                                   10
9    Assistant Secretaries                                                           10
10   The Treasurer                                                                   11
11   Assistant Treasurers                                                            11
12   The Controller                                                                  11


                                           ARTICLE V

                      VICE PRESIDENTS APPOINTED BY THE CHIEF EXECUTIVE OFFICER

1    Additional Vice Presidents                                                      11
2    Effect of Appointment                                                           11
3    Limitations on Authority                                                        11


                                          ARTICLE VI

                           EXECUTION OF CHECKS, DRAFTS, NOTES, PROXIES
                              AND OTHER CONTRACTS AND INSTRUMENTS

1    Checks, Drafts and Notes                                                        11
2    Execution of Proxies                                                            12
3    Other Contracts and Instruments                                                 12


                                         ARTICLE VII

                                SHARES AND TRANSFERS OF SHARES

1    Certificates Evidencing Shares                                                  12
2    Share Transfer Records                                                          12
3    Transfers of Shares                                                             13
4    Addresses of Shareholders                                                       13
5    Lost, Destroyed and Mutilated Certificates                                      13
6    Regulations                                                                     13








                                           iii


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                                           ARTICLE VIII

                                         SEAL; FISCAL YEAR

1    Seal                                                                            13
2    Fiscal Year                                                                     13


                                            ARTICLE IX

                                      LOANS AND GUARANTEES

1    Loans and Guarantees                                                            14


ARTICLE X

INDEMNIFICATION AND INSURANCE

1    Right to Indemnification                                                        14
2    Advance Payments                                                                14
3    Indemnification of Employees and Agents                                         15
4    Appearance as a Witness                                                         15
5    Nonexclusivity of Rights                                                        15
6    Insurance                                                                       15
7    Shareholder Notification                                                        15
8    Indemnification for Negligence                                                  16
9    Savings Clause                                                                  16


                                          ARTICLE XI

                                  AMENDMENTS; SEVERABILITY

1    Amendments                                                                      16
2    Severability                                                                    16


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                                           iv



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                             BYLAWS

                               OF

                         7-ELEVEN, INC.


                            ARTICLE I

                             OFFICES


     Section 1. REGISTERED OFFICE. The registered office of 7-Eleven, Inc. (the "Corporation") shall be located at the principal office of the CT Corporation System in the City of Dallas, County of Dallas, State of Texas, or at such other place as may be designated from time to time by resolution of the Board of Directors of the Corporation (the "Board"), and the registered agent in charge thereof shall be the CT Corporation System or such other agent as may be designated from time to time by resolution of the Board.

     Section 2. OTHER OFFICES. The Corporation may also have an office or offices at any other place or places within or without the State of Texas as the Board may from time to time determine or the business of the Corporation may from time to time require.


                            ARTICLE II

                     MEETINGS OF SHAREHOLDERS


     Section 1. ANNUAL MEETINGS. The annual meeting of shareholders of the Corporation for the election of directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place (within or without the State of Texas), date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of shareholders need be held if all actions, including the election of directors, required by the Texas Business Corporation Act (the "Act") to be taken at such annual meeting are taken by written consent in lieu of meeting.

     Section 2. SPECIAL MEETINGS. A special meeting of the shareholders of the Corporation for any purpose or purposes may only be called by the Board, the Chairman of the Board (the "Chairman") or the President of the Corporation (the "President") or by the holders of not less than fifty percent of the shares of capital stock of the Corporation entitled to vote at the proposed meeting ("Shares"). Such special meeting, if any, shall be held at such place (within or without the State of Texas), date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.







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     Section 3.  NOTICE OF MEETINGS.

     (a) Except as otherwise provided by law, written or printed notice of each annual or special meeting of shareholders stating the place, date and hour of such meeting, such other information as is required by law and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each holder of shares (a "Shareholder"), not less than ten nor more than sixty days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the share transfer records of the Corporation.

     (b) Notice of a special meeting of shareholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of shareholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of shareholders shall state the purpose or purposes of such meeting.

     Section 4. WAIVER OF NOTICE. Notice of any annual or special meeting of shareholders need not be given to any shareholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice thereof. Attendance of a shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 5. ADJOURNMENTS. Whenever a meeting of shareholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 6. QUORUM. Except as otherwise provided by law or the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the holders of a majority of the shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of shareholders, the shareholders present in person or represented by proxy may adjourn the meeting from time to time, without notice other than that provided for in Section 5 of this Article II, until a quorum shall be present in person or by proxy.

     Section 7. VOTING. Except as otherwise provided by law or the Articles of Incorporation (including, without limitation, any resolutions pursuant to which any shares of preferred stock are issued), each shareholder shall be entitled to one vote for each share held of record by such shareholder. Except as otherwise provided by law or the Articles of Incorporation, the vote of holders of a majority

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of the shares entitled to vote on any matter shall be the act of the shareholders. Except as otherwise provided by law or the Articles of Incorporation (including, without limitation, any resolutions pursuant to which any shares of preferred stock are issued), at each election of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting in the election of directors shall be prohibited as provided in Article Six of the Articles of Incorporation of the Corporation.

     Section 8. VOTING IN PERSON OR BY PROXY. Any shareholder may vote or act either in person or by proxy executed in writing by the shareholder and authorizing another person or persons to vote or act for such shareholder. A telegram, telex, cablegram or similar transmission by the shareholder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution for purposes of this Section 8. Such proxy shall be filed with the Secretary at or before such meeting of shareholders, or such action of shareholders without a meeting, at such time as the Board may require. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each such proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest or unless the proxy is otherwise made irrevocable by law. For purposes of the foregoing, proxies coupled with an interest include the appointment as proxy of:

     (1)     a pledgee;

     (2) a person who purchased, or agreed to purchase, or owns or holds an option to purchase, the shares;

     (3) a creditor of the Corporation who extended it credit under terms requiring the appointment;

     (4) an employee of the Corporation whose employment contract requires the appointment; or

     (5) a party to a voting agreement created under Section B, Article 2.30, of the Act, as amended.

     Section 9.  FIXING DATE FOR DETERMINATION OF
SHAREHOLDERS OF RECORD FOR MATTERS OTHER THAN CONSENTS TO ACTION. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, these Bylaws, or, in the absence of an applicable Bylaw, the Board, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a

                             3
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distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of the shareholders entitled to vote at a meeting of shareholders has been made as provided in this Section 9, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     Section 10. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to this Section 10, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining the shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date previously has been fixed by the Board and the prior action of the Board is not required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an office or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the Chief Executive Officer or President. If no record date shall have been fixed by the Board and prior action of the Board is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

     Section 11. VOTING LIST. The office or agent having charge of the stock transfer book for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting of any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 12. ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting, except where a shareholder so participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.



                            4

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                           ARTICLE III

                        BOARD OF DIRECTORS


     Section 1. GENERAL. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by shareholders. No director need be a shareholder, a resident of the State of Texas or a citizen of the United States.

     Section 2. NUMBER AND TERM OF OFFICE. The number of directors shall be fifteen or such other number, not less than one, as shall be fixed from time to time by resolution of the Board; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders or, if in accordance with Section 1 of Article II hereof, no such annual meeting is held, by written consent in lieu of meeting, and each director shall hold office until the next succeeding annual meeting (or consent in lieu thereof) and until his successor has been elected and qualified, or until his earlier death, resignation or removal in the manner hereinafter provided.

     Section 3. OFFICERS OF THE BOARD. The Board shall elect from among its members a Chairman and may also elect one or more Vice Chairmen, none of whom shall be required to be officers or employees of the Corporation. The Chairman shall have the powers specified in Section 4 of this Article III, and the Vice Chairman, if any, shall have the powers specified in Section 5 of this Article III. Neither the Chairman nor the Vice Chairman shall be an administrative executive of the Corporation as a result of holding the position of Chairman or Vice Chairman of the Board.

     Section 4. CHAIRMAN OF THE BOARD. The Chairman shall serve as an officer of the Board, with policy making authority, but shall not be an administrative executive of the Corporation. The Chairman shall have the power to call special meetings of shareholders, to call special meetings of the Board and, if present, to preside at all meetings of shareholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

     Section 5. VICE CHAIRMAN OF THE BOARD. The Vice Chairman (whether one or more), shall serve as an officer of the Board, with policy making authority, but shall not be an administrative executive of the Corporation. The Vice Chairman shall have the power to preside over all meetings of shareholders and all meetings of the Board if there shall be no Chairman, or during the absence or disability of the Chairman. The Vice Chairman shall perform all duties incident to the office of Vice Chairman and all such other duties as may from time to time be assigned to him by the Board, the Chairman or these Bylaws.

     Section 6. RESIGNATION. Any director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time shall not be specified, when such notice is first received by the Board, the Chairman or the Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.




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     Section 7.  REMOVAL.  At any meeting of shareholders
called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares or by written consent of the holders of a majority of the shares.

     Section 8. VACANCIES. Any vacancy occurring on the Board may be filled by vote of the holders of a majority of the shares then entitled to vote at an election of directors at any meeting of shareholders called expressly for that purpose, or by written consent of such holders or by vote of the Board or by written consent of the directors pursuant to
Section 11 of this Article III; provided, however, that the Board may not fill more than two directorships resulting from an increase in the number of directors during the period between any two successive annual meetings of shareholders.

     Section 9.  MEETINGS.

     (a) ANNUAL MEETINGS. As soon as practicable after each annual election of directors by the shareholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to
Section 11 of this Article III, and, if a quorum is present, no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting.

     (b) REGULAR MEETINGS. Regular Meetings of the Board may be held, with or without notice, at such time and place as shall from time to time be determined by the Chairman.

     (c) SPECIAL MEETINGS. Other meetings of the Board shall be held at such times as the Chairman, the Vice
Chairman of the Board, the Chief Executive Officer, the
President, the Secretary or a majority of the Board shall from time to time determine.

     (d) NOTICE OF MEETINGS. The Chairman, President or Secretary shall give notice to each director of each special meeting of the Board, which notice shall state the place, date and time of such meeting. Notice of each special meeting shall be given to each director at least forty-eight hours before the time at which such meeting is to be held by telecopy, telegraph, cable or other form of recorded communication, or delivered personally or by telephone. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Attendance of a director at any meeting of the Board shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of such meeting.

     (e) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Texas as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice at such meetings.

     (f) QUORUM AND MANNER OF ACTING. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of those directors present at any such meeting at which a quorum is present shall constitute the act of the Board, except as otherwise expressly required by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
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     (g)     ORGANIZATION.  At each meeting of the Board, one
of the following shall act as chairman of the meeting and preside, in the following order of precedence:

          (i)   the Chairman;

          (ii)  the Vice Chairman;

          (iii) the Chief Executive Officer;

          (iv)  the President; or

          (v) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as Secretary of such meeting and keep the minutes thereof.

     Section 10.  COMMITTEES OF THE BOARD.

     (a) GENERAL. The Board may, by resolution adopted by a majority of the full Board, designate from among its members one or more committees, each of which shall be comprised of one or more directors. The number of committee members on any such committee may be increased or decreased from time to time by resolution adopted by a majority of the full Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any director, of any responsibility imposed by laws. Any audit committee created by the Board shall be comprised of members selected in accordance with the standards set forth by the New York Stock Exchange or such other exchange on which the Corporation's stock may become listed.

     (b) TERM; REMOVAL; VACANCIES. Each Committee member shall serve as such until the earliest of: (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director. Any member of any committee of the Board elected or appointed by the Board shall hold such office at the pleasure of the Board and may be removed by the Board at any time whenever, in the Board's judgment, the best interests of the Corporation will be served thereby. Vacancies in the membership of any committee of the Board may be filled by the Board at any annual, regular or special meeting of the Board or by written consent without meeting pursuant to Section 11 of this Article III.

     (c) POWERS AND AUTHORITY. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board, and may authorize the seal of the Corporation to be affixed to any papers which may require it; provided, however, that no such committee shall have such power or authority with respect to: (i) amending the Articles of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions designating that committee or in the Articles of Incorporation, and permitted under applicable law, exercise the authority of the Board vested in it in accordance with
Article 2.13 of the Act, relating to the establishment of a series of unissued shares of a class of stock), (ii) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Act, (iii) approving a plan of merger or share exchange of the Corporation, (iv) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets other than in the usual and regular course of business, (v) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (vi) amending, altering or repealing these Bylaws or adopting new Bylaws of the Corporation, (vii) filling vacancies in the Board, (viii) filling vacancies in or designating alternate members of any such committee, (ix) filling any directorship to be filled by reason of an increase in the number of directors, (x) electing or removing officers of the Corporation or members or alternate members of any such committee, (xi) fixing the compensation of any member or alternate members of such committee, or (xii) altering or repealing any resolution of the Board that by its terms provides that it shall not be so amendable or repealable; provided, further, that, unless expressly so provided in the resolution of the Board designating such committee or in the Articles of Incorporation, no such committee shall have the power or authority to declare or authorize a dividend or other distribution or to authorize the issuance of shares of the Corporation.

     (d) MINUTES. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

     Section 11. DIRECTORS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or such committee.

     Section 12. ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting, except where a person so participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

     Section 13. COMPENSATION. The Board may determine the compensation of directors, including, without limitation, compensation for service on any committee. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                           ARTICLE IV

                   OFFICERS OF THE CORPORATION
           ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS

     Section 1.  OFFICERS OF THE CORPORATION.  The Board
shall elect, or appoint, from among the employees of the Corporation, certain persons who shall serve as officers of the Corporation. The officers of the Corporation shall be the Chief Executive Officer, the President, the Secretary, the Treasurer and the Controller. The Board, as it deems necessary, may appoint one or more Vice Presidents
(hereinafter referred to as "Board-Appointed Vice
Presidents") as officers of the Corporation from time to time. In addition, the Board may appoint one or more
Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem necessary from time to time. Any two or more offices may be held by the same person.

     Section 2. AUTHORITY AND DUTIES; COMPENSATION. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board not inconsistent with these Bylaws. The compensation of the Chief Executive Officer and the President shall be fixed by the Board. The compensation of all other officers and assistant officers of the Corporation shall be fixed by the Chief Executive Officer or the President, in each case with the approval of the compensation committee of the Board or, if there is no compensation committee of the Board, with the approval of the Board.

     Section 3.  TERM OF OFFICE; RESIGNATION AND REMOVAL;
CHANGE IN RESPONSIBILITIES

     (a) The President and the Secretary shall be elected by the Board. All other officers shall be elected or appointed by the Board. Each officer shall hold office at the pleasure of the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death, resignation or removal in the manner hereinafter provided.

     (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time shall not be specified, when such notice is first received by the Board, the Chairman, the President or the Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     (c) Any officer or agent elected or appointed by the Board may be removed, with or without cause, at any time by the Board whenever, in the Board's judgment, the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     (d) On an annual basis and at such time as may be selected by the Board, the Board shall appoint such officers as it may deem appropriate to serve for the ensuing year at the Board's pleasure. Following the Board's appointment of these officers, the President shall have the authority to change the title of any such officer to reflect any changes in the officer's responsibilities, except that the President shall not have the authority to promote any officer.

     Section 4. VACANCIES. Any vacancy occurring in any office of the Corporation elected by the Board may be filled only by the Board at any regular or special meeting. Any vacancy occurring in any office of the Corporation appointed by the Board may be filled by the Board or by any officer entitled by these Bylaws or authorized by the Board to appoint such officers.

     Section 5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such powers and duties as may be delegated by the Board and shall have general and active management and control of the business and affairs and property of the Corporation, subject to the control and direction of the Board and any committees thereof, and shall see that all orders and resolutions of the Board and any committees thereof are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws. If there shall be no Chairman and Vice Chairman of the Board, or during their disability, or the disability of the President, the Chief Executive Officer shall perform their duties.

     Section 6. THE PRESIDENT. The President shall have such powers and duties as may be delegated by the Board or the Chief Executive Officer. If there shall be no Chief Executive Officer, or during the disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

     Section 7. BOARD-APPOINTED VICE PRESIDENTS. Board-Appointed Vice Presidents, if any, shall generally assist the President and shall perform such other duties as the Board or the President shall prescribe. If there shall be no President, or during the disability of the President, the Board-Appointed Vice Presidents, in order of their seniority of office or in any other order determined by the Board or the Chief Executive Officer, shall perform the duties and exercise the powers of the President. The Board may designate one or more Board-Appointed Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, Regional Vice Presidents or any other designation deemed appropriate by the Board.

     Section 8. THE SECRETARY. The Secretary shall, to the extent practicable, attend all meetings of the Board, in person or by means of telephone conference or similar communications equipment by means of which the secretary can hear all of the proceedings of the meeting, and all meetings of shareholders. At any such meetings, the Secretary shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of shareholders and of the Board, shall perform such other duties as may be prescribed by the Board or the President. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and shareholder records and such other books and records of the Corporation as the Board or the President may direct and shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or the President.

     Section 9. ASSISTANT SECRETARIES. Assistant Secretaries, if any, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe. If there shall be no Secretary, or during the disability of the Secretary, the Assistant Secretaries shall perform the duties and exercise the powers of the Secretary.

     Section 10. THE TREASURER. The Treasurer shall have the care and custody of all funds and securities of the Corporation and shall deposit such funds or securities in such banks or other depositories as the Board, or any officer or officers duly authorized by the Board, shall from time to time direct or approve. He shall disburse the funds of the Corporation under the direction of the Board, the Chief Executive Officer or the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of such accounts whenever the Board, the Chief Executive Officer or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.

     Section 11. ASSISTANT TREASURERS. Assistant Treasurers, if any, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, or, during the disability of the Treasurer, the Assistant Treasurers shall perform the duties and exercise the powers of the Treasurer.

     Section 12. THE CONTROLLER. The Controller shall have charge of the accounts of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board, the Chief Executive Officer, or the President, under whose supervision and direction he shall be. He shall submit such reports, records and other information as may be required or requested by any director or other officer.


                        ARTICLE V

     VICE PRESIDENTS APPOINTED BY THE CHIEF EXECUTIVE OFFICER


     Section 1. ADDITIONAL VICE PRESIDENTS. Notwithstanding any other provision of these Bylaws, the Chief Executive Officer shall have the authority to appoint one or more Vice Presidents (the "CEO-Appointed Vice Presidents) as he may deem appropriate from time to time. All CEO-Appointed Vice Presidents shall serve at the pleasure of the Chief Executive Officer.

     Section 2.  EFFECT OF APPOINTMENT.  CEO-Appointed Vice
Presidents shall not, by virtue of their designation as such, be considered officers of the Corporation for any purpose.

     Section 3. LIMITATIONS ON AUTHORITY. All CEO-Appointed Vice Presidents shall act on the behalf of the Corporation only to the extent that authority may be granted under such Authorizing Resolutions as the Board may from time to time adopt.

                          ARTICLE VI

             EXECUTION OF CHECKS, DRAFTS, NOTES,
         PROXIES AND OTHER CONTRACTS AND INSTRUMENTS

     Section 1. CHECKS, DRAFTS AND NOTES. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

     Section 2. EXECUTION OF PROXIES. The Chief Executive Officer, the President or any Board-Appointed Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chief Executive Officer, the President or any Board-Appointed Vice President.

     Section 3. OTHER CONTRACTS AND INSTRUMENTS. The Chief Executive Officer, the President or any Board-Appointed Vice President shall execute any bonds, mortgages, contracts or other documents in the name of the Corporation, except where required or permitted by law to be otherwise signed or executed, and except where the signing and execution thereof shall be authorized, directed or delegated by the Board or by the Chief Executive Officer or the President to some other officer, assistant officer or agent of the Corporation.



                         ARTICLE VII

                SHARES AND TRANSFERS OF SHARES

     Section 1. CERTIFICATES EVIDENCING SHARES. Shares shall be represented by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chief Executive Officer, the President or any Board-Appointed Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any such signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue. No certificate shall be issued for any share of capital stock of the Corporation until the consideration therefor, fixed as provided by law, has been fully paid. Every certificate representing shares of capital stock of the Corporation shall set forth thereon the information required by law.

     Section 2. SHARE TRANSFER RECORDS. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares of capital stock of the Corporation evidenced by each certificate evidencing shares of capital stock of the Corporation issued by the Corporation, the number of shares of capital stock of the Corporation evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of capital stock of the Corporation stand on the stock ledger of the Corporation shall be deemed the owner and holder thereof for all purposes, and the Corporation shall be entitled to recognize the exclusive right of such person as the owner of such shares of capital stock of the Corporation to receive dividends payable in respect of such shares of capital stock of the Corporation, to vote such shares of capital stock of the Corporation, to exercise rights of dissent with respect to such shares of capital stock and for all other purposes. Except as otherwise required by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of capital stock of the Corporation on the part of any person other than the person in whose name shares of capital stock of the Corporation stand on the stock ledger of the Corporation, whether or not the Corporation shall have express or other notice thereof.

     Section 3. TRANSFERS OF SHARES. Registration of transfers of shares of capital stock of the Corporation shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

     Section 4. ADDRESSES OF SHAREHOLDERS. Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such shareholder, and, if any shareholder shall fail to so designate such an address, corporate notices may be served upon such shareholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such shareholder.

     Section 5. LOST, DESTROYED AND MUTILATED CERTIFICATES. Each holder of shares of capital stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of capital stock of the Corporation of which he is the holder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate, or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the holder of the shares of capital stock of the Corporation evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 6. REGULATIONS. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws or applicable law, concerning the issue, transfer and registration of certificates evidencing shares of capital stock of the Corporation.

                         ARTICLE VIII

                       SEAL; FISCAL YEAR

     Section 1. SEAL. The Board may approve and adopt a corporate seal, which shall bear the full name of the Corporation and such other information as is required by law.

     Section 2.  FISCAL YEAR.  The fiscal year of the
Corporation shall end on the thirty-first day of December of each year unless otherwise fixed by resolution of the Board.



                          ARTICLE IX

                     LOANS AND GUARANTEES

     Section 1. LOANS AND GUARANTEES. Subject to compliance with applicable laws and regulations, the Corporation may lend money to, guarantee obligations of, and otherwise assist its directors, officers and employees if the Board determines that such loans, guarantees or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.


                          ARTICLE X

                 INDEMNIFICATION AND INSURANCE

     Section 1. RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article X, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefits plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against judgments, penalties (including excise and similar taxes), fines, settlements, reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such Proceeding, and indemnification under this Article X shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder.

     A person may be indemnified pursuant to this Article X only to the extent it is determined in accordance with
Article 202-1 of the Act that the person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interest, (b) in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and
(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

     Section 2.  ADVANCE PAYMENTS.  The right to
indemnification conferred in this Article X shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a director or an officer who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of a Proceeding; provided, however, that the payment of such expenses incurred by a current or former director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article X and a written undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article or otherwise. In addition, if required under then applicable law, no advancement shall be made prior to a determination, based on the facts then known to those making the determination as to entitlement to indemnification, that indemnification under this Article X would not be precluded.

     Section 3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this
Article X, and the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefits plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this
Article X.

     Section 4. APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article X, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

     Section 5. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article X shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of this Article X may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation of the Corporation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 6. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, or, to the extent permitted by law, other arrangements, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefits plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article X.

     Section 7.  SHAREHOLDER NOTIFICATION.  Any
indemnification of or advance of expenses to a director or officer in accordance with this Article IX shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     Section 8.  INDEMNIFICATION FOR NEGLIGENCE.  To the
extent permitted by applicable law and subject to the remaining provisions of this Article X, persons may be indemnified in accordance with the provisions of this Article
X in Proceedings involving the negligence of such persons.

     Section 9. SAVINGS CLAUSE. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to Section 3 of this Article X as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.


                       ARTICLE XI

                AMENDMENTS; SEVERABILITY


     Section 1. AMENDMENTS. Any Bylaw (including these Bylaws) may be adopted, altered, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of shareholders or by vote of the Board or by a written consent of directors.

     Section 2. SEVERABILITY. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.